Exhibit (g)(v)

GLOBAL CUSTODY AGREEMENT

BETWEEN

JPMORGAN CHASE BANK

AND

SCHRODER SERIES TRUST

SIXTH AMENDED AND RESTATED EXHIBIT B

Portfolios of the Trust

Schroder Municipal Bond Fund

Schroder Short-Term Municipal Bond Fund

Schroder Total Return Fixed Income Fund

Schroder Enhanced Income Fund

Schroder Global Equity Yield Fund*

Schroder Global Opportunities Fund*

Schroder Emerging Market Equity Fund

Schroder Strategic Bond Fund

Schroder Strategic Bond Fund Collateral Account

Schroder U.S. Small and Mid Cap Opportunities Fund

Schroder International Diversified Value Fund

Schroder Multi-Asset Growth Portfolio

Signed by:

For and on Behalf of
JPMORGAN CHASE BANK

By:
Name:
Title:

For and on behalf of
SCHRODER SERIES TRUST, separately on behalf of each Portfolio above

By:
Name:
Title:

Dated: ___________________, 2007

* not yet launched